UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2010

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 19, 2010, Ramco-Gershenson Properties Trust (the “Company”) filed a Current Report on Form 8-K under Item 5.02 summarizing and attaching the employment agreement between Gregory R. Andrews, the Company’s Chief Financial Officer, and the Company (the “Agreement”).  The incorrect version of the Agreement was attached to the 8-K as Exhibit 10.1.  This Amendment No. 1 is being filed solely to attach the correct version of the Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information previously reported in the Form 8-K is hereby incorporated by reference into this Amendment No. 1, except to the extent modified or updated by this Amendment No. 1.  The incorporated summary of the Agreement does not constitute a complete summary of the terms of the Agreement and reference is made to the complete form of the Agreement that is attached as Exhibit 10.1 to this Amendment No. 1 and hereby incorporated by reference into this Item 5.02 of Amendment No. 1.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

	10.1	Employment Letter dated February 16, 2010, between Ramco-Gershenson Properties Trust and Gregory R. Andrews.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: May 2, 2011	By: /s/ Gregory R. Andrews
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Letter dated February 16, 2010, between Ramco-Gershenson Properties Trust and Gregory R. Andrews.